UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2009

COMMUNITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

(864) 941-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2009, following approval by the shareholders of Community Capital Corporation (“Community Capital”) at a Special Meeting of Shareholders held on August 5, 2009, and in accordance with the South Carolina Code, as amended, Community Capital filed Articles of Amendment to its Articles of Incorporation (Re: Authorized Shares of Common Stock) with the State of South Carolina Secretary of State for the purpose of amending its Articles of Incorporation to increase the number of authorized shares of common stock from ten million (10,000,000) shares to twenty million (20,000,000) shares.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the Articles of Amendment to its Articles of Incorporation (Re: Authorized Shares of Common Stock) are attached to this Report as Exhibit 3.1, and are incorporated into this Item 5.03 by this reference.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation (Re: Authorized Shares of Common Stock), effective August 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

By:	/s/ William G. Stevens
William G. Stevens President and Chief Executive Officer

Date:  August 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation (Re: Authorized Shares of Common Stock), effective August 7, 2009.